Exhibit 32.2
Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Michael J. Draper, Chief Financial Officer of the general partner of the General Partner of America First Tax Exempt Investors, L.P. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1) The Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005
/s/ Michael J. Draper

Michael J. Draper
Chief Financial Officer
America First Companies L.L.C., acting in its capacity as general partner of the
General Partner of America First Tax Exempt Investors, L.P
A signed original of this written statement required by Section 906 has been provided to America First Tax Exempt Investors, L.P. and will be retained by America First Tax Exempt Investors, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.